UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2024

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2024, American Battery Technology Company (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement, dated as of August 29, 2023 (as amended on November 14, 2024, the “Purchase Agreement”), by and among the Company and the investors party thereto and the Subsequently Purchased Notes (as defined in the Purchase Agreement) issued thereunder bearing Certificates Nos. A-3 and A-4. The currently outstanding notes issued under the Purchase Agreement have a conversation rate equal to (i) 1,333.33 shares of Common Stock (“Conversion Shares”) per $1,000 of principal amount of notes with respect to an aggregate of $3,000,000 of principal across the notes, and (ii) 945.0992 Conversion Shares per $1,000 of principal amount of notes with respect to the remaining $9,000,000 of principal across the notes. The Amendment increases the principal subject to the conversion rate in (i) above to an aggregate of $5,000,000 and decreases the principal subject to the conversion rate in (ii) accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: December 20, 2024	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer